UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 22, 2011

LIGHTING SCIENCE GROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20354	23-2596710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building 2A, 1227 South Patrick Drive, Satellite Beach, Florida 32937

(Address of principal executive offices) (Zip Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

Amendment of Loan Agreement

On April 22, 2011, Lighting Science Group Corporation, a Delaware corporation (the “Company”), and its domestic wholly-owned subsidiaries (the “Guarantors”), entered into Amendment No. 1 (the “Amendment”) to that certain Loan and Security Agreement (the “Loan Agreement”) dated November 22, 2010 with Wells Fargo Bank, N.A. (“Wells Fargo”), in its capacity as issuing bank and agent. The Amendment, among other things, (i) increases the maximum borrowing capacity under the Loan Agreement from $15 million to $25 million, (ii) amends the basis of calculating the unused line fee from an amount between $10 million and $15 million to $25 million and (iii) modifies the covenants relating to the Company’s minimum unrestricted cash balance and minimum EBITDA. The Company paid Wells Fargo a fee of $100,000 in connection with the Amendment.

Borrowings under the Loan Agreement remain secured by substantially all of the assets of the Company and the Guarantors (other than equipment and real property)

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Warrant Exchange

On April 27, 2011, the Company entered into an Exchange Agreement (the “Exchange Agreement”) with Koninklijke Philips Electronics N.V (“Philips”). Pursuant to the Exchange Agreement, the Company agreed to issue 1,359,273 shares of its common stock, par value $0.001 per share (the “Common Stock”), to Philips in exchange for the warrant held by Philips to purchase 6,501,526 shares of Common Stock, which was issued upon separation of the Company’s Series D Units (the “Warrant Exchange”). Philips also entered into a lock-up agreement with the underwriters of the Company’s contemplated public offering with respect to the shares of Common Stock issued to it pursuant to the Warrant Exchange.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchange Agreement, which is filed as Exhibit 10.2 to this Current Report and is incorporated herein by reference.

Section 2 – Financial Information

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 22, 2011, the Company sold, pursuant to an Assignment Agreement (the “Assignment Agreement”), all of the Company’s rights, title and interests in the expected proceeds from a key-man life insurance policy (the “Policy”) to LSGC Holdings II LLC, a Delaware limited liability company (Holdings II), an affiliate of Pegasus Capital Advisors, L.P. (“Pegasus”), beneficial owner of approximately 88% of the Company’s Common Stock. The Company expected to receive $7.0 million in proceeds (the “Proceeds”) from the Policy during the second quarter of 2011 in connection with the passing of Mr. Zachary S. Gibler, the Company’s former Chairman and Chief Executive Officer.

Pursuant to the Assignment Agreement, the Company will receive cash payments totaling $6.5 million and a contingent payment (the “Contingent Payment”) depending on the date on which Holdings II receives the Proceeds. The Contingent Payment will be equal to the Proceeds less $6.5 million in cash payments less $1,800 for each day between the effective date of the Assignment Agreement and the date on which Holdings II receives the Proceeds. The Contingent Payment will not be greater than $450,000 nor less than zero.

The Company’s Committee of Independent Directors, which is comprised entirely of independent directors not affiliated with Pegasus or Holdings II, approved the Assignment Agreement.

The foregoing description of the Assignment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Assignment Agreement, which is filed as Exhibit 10.3 to this Current Report and is incorporated herein by reference.

Section 3 – Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report under the heading Warrant Exchange is incorporated by reference into this Item 3.02.

The Warrant Exchange was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an exemption from registration provided by Section 3(a)(9) of the Securities Act.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The information in the Exhibit Index of this Current Report is incorporated into this Item 9.01(d) by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION

Date: April 28, 2011	By:	/s/ Gregory T. Kaiser
	Name:	Gregory T. Kaiser
	Title:	Chief Financial Officer

EXHIBIT INDEX

Number	Description of Exhibit

10.1	Loan and Security Agreement, dated as of November 22, 2010, by and among Lighting Science Group Corporation, Biological Illumination, LLC, LSGC, LLC and Wells Fargo Bank, National Association, in its capacity as issuing bank and agent

10.2	Exchange Agreement, dated as of April 26, 2011, between Lighting Science Group Corporation and Koninklijke Philips Electronics N.V.

10.3	Assignment Agreement, dated as of April 22, 2011, between Lighting Science Group Corporation and LSGC Holdings II LLC.